Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Form 10-K of CommerceFirst Bancorp, Inc. and in the Registration Statements on Form S-8 (Nos. 333-109138 and 333-119988) of our report, dated February 9, 2009, relating to the consolidated balance sheets of CommerceFirst Bancorp, Inc. as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2008 and 2007.

/s/ Trice Geary & Myers LLC

February 20, 2009